DCAP Group, Inc. 1158 Broadway Hewlett, NY 11557 Phone: (516) 374-7600 Fax: (516) 295-7216 www.dcapgroup.com

News Release

IMMEDIATE

Investor Contact:
Barry B. Goldstein
DCAP Group, Inc.
(516) 374-7600

DCAP GROUP ANNOUNCES CLOSING OF SALE OF 16 RETAIL INSURANCE BROKERAGES TO NII BSA LLC

Hewlett, New York—April 17, 2009—DCAP Group, Inc. (NASDAQ: DCAP) today announced that its 16-location New York State brokerage business, operating as Barry Scott Agency and DCAP Accurate Agency, has been sold to NII BSA LLC of Montvale, New Jersey.

 “This transaction, along with a contemplated future sale of our three remaining Pennsylvania retail agencies, will achieve our goal of narrowing the company’s focus and better deploying our capital,” said Barry Goldstein, DCAP Chairman and CEO.  “Proceeds from the sale will be used to reduce the company’s indebtedness,” said Victor Brodsky, DCAP’s Chief Accounting Officer.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in DCAP’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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